EXHIBIT 3.1

Electronic Articles of Incorporation	P11000094498
For	FILED
October 31, 2011
Sec. Of State
tchang

GOLDEO, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

GOLDEO, INC.

Article II
The principal place of business address:

5100 WASHINGTON STREET
202
HOLLYWOOD, FL. US  33019

The mailing address of the corporation is:

5100 WASHINGTON STREET
202
HOLLYWOOD, FL. US  33019

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

500000000

Article V

The name and Florida street address of the registered agent is:

WILLIAM  EILERS
1670 BAY ROAD
SUITE 4B
MIAMI BEACH, FL.   33139

I certifY that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signatnre:  WILLIAM EILERS

P11000094498
FILED
October 31, 2011
Sec. Of State
tchang

Article VI

The name and address of the incorporator is:

JASON  WYNN
3800 SOUTH OCEAN  DRIVE
#1514
HOLLYWOOD, FL 33019

Electronic Signature oflncorporator:  JASON WYNN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true.  I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155,  F.S.  I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The effective date for this corporation shall be:

10/26/2011

FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Attached is a form for filing Articles of Amendment to amend the articles of incorporation  of a Florida Profit Corporation pursuant to section 607.1006, Florida Statutes.  This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

●	The original incorporators cannot be amended.

●
If amending the name of the corporation, the new name must be distinguishable on the records of the Florida Department of State.   A preliminary search for name availability can be made through the Division's website at www.sunbiz.org.  You are responsible for any name infringement that may result from your corporate name selection.

●	If amending the registered agent, the new agent must sign accepting the appointment and state that he/she is familiar with the obligations of the position.

●	If amending/adding officers/directors, list titles and addresses for each officer/director.

●	If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

If a section is not being amended, enter N/A or Not Applicable.
The document must be typed or printed and must be legible.

Pursuant to section 607.0123,  Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

Filing Fee	$35.00 (Includes a letter of acknowledgment)
Certified Copy (optional)	$8.75
Certificate of Status (optional)	$8.75

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address	Street Address
Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

For further information you may call the Amendment Section at (850) 245-6050

COVER LETTER

TO: Amendment Section
         Division of Corporations

NAME OF CORPORATION : Goldeo, Inc
DOCUMENT NUMBER:  P11000094498

The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following:

Brandon Wynn
Name of Contact Person

Goldeo, Inc.
Firm/ Company

5100 Washington Street Suite 202
Address

Hollywood, FL 33021
City/ State and Zip Code

brandon@goldeoexchange.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Brandon Wynn	at	(7544) 816-6371
Name of Contact Person		Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐	$35 Filing Fee	■	$43.75 Filing Fee & Certificate of Status	☐	$43.75 Filing Fee &Certified Copy	☐	$52.50 Filing Fee Certificate
					(Additional copy is enclosed)		of Status Certified Copy
(Additional Copy is enclosed)

Mailing Address	Street Address
Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION FOR
GOLDEO, INC.

Pursuant to the provisions of § 607.1006 Florida Statutes (2007), this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted:

Article IV shall hereby be amended and read as follows:

“ We are authorized to issue up to 500,000,000 shares of common stock, with no par value per share and 10,000,000 Preferred shares, with no par value per share, also granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

A. Common Shares.  The terms of the 500,000,000 Common Shares of the corporation shall be as follows:

(1)  Dividends.  Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

(2)  Liquidation.  In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the  corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

(3)  Voting rights.  Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.

B.  Preferred Shares.    Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the ten million (10,000,000) shares authorized, and such shares shall constitute a series of the Preferred Shares. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series.  Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares and any other series of the Preferred Shares.  Also, any series of the Preferred Shares may have voting rights.

SECOND:  The date of the adoption of this Article of Amendment shall be February 2, 2012.

THIRD:   The amendment was adopted by the incorporators without shareholder action and shareholder action was not required.

Signed and executed this 1st day of February 2012.

Signature:____________________________________________
          Brandon Wynn, President and Director